EXHIBIT 4.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm under the caption
"Experts-Independent Registered Public Accounting Firm" and to the use of our report dated March 9, 2018 in the Amendment No. 1 to the Registration Statement (File No. 333-222690) and related Prospectus of Guggenheim Defined Portfolios, Series 1733.

                                                          /s/ Grant Thornton LLP
                                                          ----------------------
                                                              GRANT THORNTON LLP


Chicago, Illinois
March 9, 2018